Exhibit 23.1


                    Consent of Independent Public Accountants

     We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 of River Valley Bancorp (the "Company"), File Number 000-21765, of our report dated January 21, 2003 on the consolidated financial statements of the Company which report is incorporated by reference in the Company's 2002 Annual Report on Form 10-KSB filed pursuant to the Securities and Exchange Act of 1934.



/s/ BKD, LLP
Indianapolis, Indiana
March 28, 2003